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                                                                    Exhibit 10.1

                          MANAGEMENT SERVICES AGREEMENT

         MANAGEMENT SERVICES AGREEMENT, dated as of September 28, 2001 (this "Agreement"), between Armkel, LLC, a Delaware limited liability company
 ---------
("Armkel"), and Church & Dwight Co., Inc., a Delaware corporation ("C&D") (each
  ------                                                            ---
of Armkel and C&D, a "Party" and collectively, the "Parties").
                                                    -------

                                    RECITALS

         WHEREAS, Armkel and Carter-Wallace, Inc., a Delaware corporation ("CW"), have executed and delivered an Asset Purchase Agreement, dated as of May 7, 2001 (including the exhibits, schedules and annexes thereto, the "Asset
                                                                     -----
Purchase Agreement"), providing for, among other things, the sale, conveyance,
------------------
transfer, assignment and delivery to Armkel of all of CW's and its affiliates' rights, title and interest in and to the Purchased Assets (as defined in the Asset Purchase Agreement) and the assumption by Armkel of all of the Assumed Liabilities (as defined in the Asset Purchase Agreement) in connection with CW's consumer products Business (as defined in the Asset Purchase Agreement);

         WHEREAS, in connection with the transactions contemplated by the Asset Purchase Agreement, C&D is willing to provide to Armkel certain services on the terms and conditions contained herein.

         NOW, THEREFORE, the Parties, in consideration of the premises and the mutual covenants contained herein, hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1      General Terms.  For purposes of this Agreement, the following
                  -------------
terms have the meanings hereinafter indicated:

                  "Affiliate" shall mean, with respect to any Person, any other
                   ---------
Person directly or indirectly controlling, controlled by or under common control with such Person as of the time of determination.

                  "Agreement" shall have the meaning assigned thereto in the
                   ---------
Preamble.

                  "Armkel" shall have the meaning assigned thereto in the
                   ------
Preamble.

                  "Asset Purchase Agreement" shall have the meaning assigned
                   ------------------------
thereto in the Recitals.

                  "Bankruptcy Event" with respect to a Party shall mean the
                   ----------------
filing of an involuntary petition in bankruptcy or similar proceeding against such Party seeking its reorganization, liquidation or the appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, whereupon such petition shall not be dismissed within 60 days after the filing thereof, or if such Party shall (i) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets, (ii) file a voluntary petition in bankruptcy or similar proceeding or admit in writing its inability to pay its debts as they become due, (iii) make a general assignment for the benefit of creditors, (iv) file a petition or an answer seeking reorganization or an arrangement with its creditors or take advantage of any insolvency law with respect to itself as debtor, or (v) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency proceedings or any similar proceedings.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a
           ------------
day on which banks in the City of New York are authorized or obligated by law or executive order to close.

          "CW" shall have the meaning assigned thereto in the Recitals.
           --

          "C&D" shall have the meaning assigned thereto in the Preamble.
           ---

          "Change of Control" shall mean the occurrence of any of the following
           -----------------
events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes
                                                      ------------
the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange
Act), directly or indirectly, of more than 35% of the total voting power of the capital stock of C&D outstanding at such time; (ii) a merger or consolidation or similar transaction involving C&D after which the holders of C&D's capital stock do not own at least 65% of the total voting power represented by the capital stock of the surviving entity of such merger or consolidation; or (iii) the adoption of a plan of complete liquidation or the sale or disposition by C&D of at least 75% of its assets in any one or series of transactions.

          "Claim Notice" shall have the meaning specified in Section 8.3.
           ------------

          "Closing" shall have the meaning set forth in the Asset Purchase
           -------
Agreement.

          "Closing Date" shall mean the date of the Closing under the Asset
           ------------
Purchase Agreement.

          "Confidential Information" shall have the meaning specified in Section
           ------------------------
5.1.

          "CSA" shall have the meaning specified in Section 2.5.
           ---

          "DEA" shall have the meaning specified in Section 2.5.
           ---

          "Force Majeure Event" shall have the meaning specified in Section 6.4.
           -------------------

          "Indemnified Party" shall have the meaning specified in Sections 8.1
           -----------------
and 8.2.

          "Indemnifying Party" shall have the meaning specified in Sections 8.1
           ------------------
and 8.2.

          "Indemnity Claim" shall have the meaning specified in Section 8.3.
           ---------------

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          "Kelso Member" shall have the meaning set forth in the LLC Agreement.
           ------------

          "LLC Agreement" shall mean the Amended and Restated Limited Liability
           -------------
Agreement of Armkel, LLC, dated as of August 27, 2001, as the same may be amended or modified from time to time.

          "Losses" shall have the meaning specified in Section 8.1.
           ------

          "Notice Period" shall have the meaning specified in Section 8.3.
           -------------

          "Party" shall have the meaning assigned thereto in the Preamble.
           -----

          "Person" shall mean any individual, firm, partnership, association,
           ------
group (as such term is used in Rule 13d-5 under the Securities Exchange Act of 1934, as amended, as such Rule is in effect on the date of this Agreement), corporation, limited liability company or other entity.

          "Provider" shall mean, as the case may be, C&D, or an Affiliate of
           --------
C&D, performing a Service for Armkel, or its Affiliates, under the terms of this Agreement.

          "Provider Indemnified Party" shall have the meaning specified in
           --------------------------
Section 8.1.

          "Representative" shall have the meaning specified in Section 2.3.
           --------------

          "Services" shall mean those management services to be provided by C&D
           --------
to Armkel under the terms of this Agreement.

          "Subject Indemnified Parties" shall have the meaning specified in
           ---------------------------
Section 8.2.

          "Subject Party" shall mean, as the case may be, Armkel, or an
           -------------
Affiliate of Armkel, receiving a Service hereunder from C&D or its Affiliate on C&D's behalf.

          "Subsidiary" shall mean, with respect to any Person, more than 50% of
           ----------
the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Third Party Claim" shall have the meaning specified in Section 8.3.
           -----------------

                                   ARTICLE II

                                    SERVICES

     2.1  Services.
          --------

          (a) C&D shall provide or cause one of its Affiliates to provide to Armkel or the relevant Affiliate of Armkel the Services for the term of the Agreement. The Services shall be as described on Schedule A and shall be performed at the direction and under the supervision of Armkel's executive officers. Additions or variations to the level of the Services or fees or costs identified on Schedule A may be made from time to time by agreement between the Parties as set forth in a revised Schedule A. In the event any Service is terminated in accordance with

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Section 6.3(c), this Agreement shall remain in effect unless otherwise terminated in full in accordance with Article VI.

          (b) Each Party shall create and maintain full and accurate books in connection with the provision of the Services, and all other records relevant to this Agreement, and upon reasonable notice from the other Party shall make available for inspection and copy by such other Party's agents such records during reasonable business hours.

     2.2  Parameters of Services; Standard of Service. (a) The Services shall be
          -------------------------------------------
in scope and nature substantially the same as such Services were provided within CW for the four quarters prior to the date of the Asset Purchase Agreement unless otherwise agreed to by the Parties. In performing the Services, C&D or any of its Affiliates providing the Services on its behalf shall provide substantially the same level of service and use substantially the same degree of care as consistent with the highest level of services, determined on an aggregate basis, provided by C&D to its own products, divisions or Subsidiaries, and in connection with the provision of such Services, C&D shall not favor its own products, divisions or Subsidiaries over those provided to Armkel (when viewed on an aggregate basis).

          (b) Without limiting the generality of paragraph (a), C&D shall make available all resources (including, without limitation, personnel) reasonably necessary to perform such Services in a manner consistent with this Section 2.2. C&D shall instruct all employees performing Services to exercise the same degree of care and diligence that such C&D personnel would exercise were they to provide such services to C&D. C&D agrees that the employees which it designates to provide Services will have the appropriate skill sets to perform such Services and will not have material conflicts of interest of which C&D has knowledge or responsibilities which materially conflict with performing such Services, in either case without the prior consent of Armkel.

     2.3  Representatives. Each of Armkel and C&D shall nominate a
          ---------------
representative (each, a "Representative") to act as the primary contact person
                         --------------
with respect to the performance of Services provided hereunder. Each of Armkel and C&D shall advise the other in writing of its appointment of a Representative or any successor Representative. The initial Representatives are:

          For C&D:      Zvi Eiref
          For Armkel:   Maureen Usifer

     The Representatives shall periodically discuss the quality of Services and the performance of individuals performing Services and shall attempt in good faith to resolve all matters that may arise during the term of this Agreement.

     2.4  Authorized Statements of Provider in Respect of Products. A Provider
          --------------------------------------------------------
performing any Services hereunder which involve the manufacturing, testing, marketing, sale, distribution or handling of products of a Subject Party shall not make any representations or warranties to any third parties, including but not limited to, any governmental inspection authority in respect of such products.

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     2.5 No Registration. It is the Parties' intention that nothing in this
         ---------------
Agreement shall be construed to require either Armkel or C&D to apply for, obtain or maintain registration with the Drug Enforcement Agency ("DEA")
                                                                   ---
pursuant to the Comprehensive Drug Abuse Prevention and Control Act of 1970, as amended ("CSA").
          ---

     2.6 Independent Contractor. It is the specific understanding of the Parties
         ----------------------
that this Agreement shall not constitute or give rise to a partnership between the Parties. All Services provided by the Provider under the terms of this Agreement shall be carried on by the Provider as an independent contractor and not as an agent for or employee of Armkel, and this Agreement shall not constitute or give rise to an agency relationship between the Parties, except as otherwise expressly contemplated hereby.

     2.7 Agreement to Provide Transition Services in the Event of a Third Party
         ----------------------------------------------------------------------
Sale. In the event of a sale of Armkel or any Subsidiary or business unit
----
thereof to a third party, C&D shall be required to offer to provide to any such third party purchaser transition services for the purchased business of the type provided to Armkel pursuant to this Agreement. C&D shall offer to provide such services for a period of no less than one year from the date of such sale. The terms on which such services shall be provided shall be (a) for the first 90 days of any transition period, substantially similar to the terms on which services are provided by C&D to Armkel pursuant to this Agreement; and (b) thereafter, on a fully-allocated cost basis for the remainder of such one-year period.

                                   ARTICLE III

                           LAWS, LICENSES AND PERMITS

     3.1 Performance of Obligations. In respect of its obligations hereunder,
         --------------------------
each Party covenants and warrants to the other Party that all such obligations shall be performed in compliance with all material applicable federal, state, provincial and local laws, rules and regulations. Each Party shall obtain and maintain all material permits, approvals and licenses necessary or appropriate to perform its obligations hereunder and shall at all times comply with the terms and conditions of such permits, approvals and licenses.

                                   ARTICLE IV

                                     PAYMENT

     4.1 (a) Consideration. In consideration for the provision of each of the
             -------------
Services, Armkel shall pay to C&D or to such Affiliate as C&D may direct the fees and costs listed on Schedule A in respect of the Services provided to Armkel. Except as otherwise provided on Schedule A, C&D will invoice Armkel on a monthly basis (with a quarterly true-up as necessary) in arrears in U.S. dollars for the Services, and Armkel shall pay the amounts due under such invoices in U.S. dollars no later than 10 Business Days following the receipt by Armkel of such invoice. Each invoice shall (i) summarize all Services performed by Provider pursuant to this Agreement and (ii) for all Services for which Provider is compensated on a "cost" or "contract basis" basis, reasonably detail Provider's direct and indirect costs attributable to such Services.

         (b) Reasonableness of Expenses. All costs and expenses reported by
             --------------------------
Provider pursuant to this Agreement shall be reasonable and necessary costs and expenses incurred by Provider in the performance of Services under this Agreement.

         4.2 Evaluation of Scheduled Fees. The Parties agree to re-evaluate the
             ----------------------------
fee structures listed on Schedule A, including the underlying methods used to determine the allocations thereof, from time to time, and in any event at least annually, to confirm that such fee structures produce a result consistent with the fair allocation of costs actually incurred by the Parties. In addition, the Parties agree to re-evaluate the fee structures listed on Schedule A following any increase in Armkel fiscal year net sales in North America by 10% or more over the prior fiscal year's net sales in North America, based on a December 31 fiscal year end. If the Parties are unable to agree upon adjustments to the fee structures, the fixed fees set forth on Schedule A automatically shall be adjusted based on the increase and/or decrease in the consumer price index (specifically, the "CPI-U" index, as calculated by the Bureau of Labor Statistics) for such year.

         4.3 Start-up Cost Reimbursement. In addition to the costs and expenses
             ---------------------------
for the Services hereunder, Armkel agrees to reimburse C&D for the actual and necessary costs and expenses incurred by C&D on behalf of Armkel to commence the provision of the Services, as reasonably detailed in an invoice submitted by C&D within 12 months from the date hereof, including costs and expenses for transition employees, relocation, recruiting and other out-of-pocket costs and expenses. The Parties will agree on the starting date for each of the Services hereunder, at which time the applicable fee structure set forth on Schedule A will commence.

                                    ARTICLE V

                                 CONFIDENTIALITY

         5.1 Confidential Information. The Parties hereto expressly acknowledge
             ------------------------
and agree that all information, whether written or oral, furnished by either Party to the other Party or any Affiliate of such other Party pursuant to this Agreement, including any schedules and exhibits hereto ("Confidential
                                                         ------------
Information") shall be deemed to be confidential and shall be maintained by each
-----------
Party and their respective Affiliates in confidence, using the same degree of care to preserve the confidentiality of such Confidential Information that the Party to whom such Confidential Information is disclosed would use to preserve the confidentiality of its own information of a similar nature and in no event less than a reasonable degree of care. Except as authorized in writing by the other Party, neither Party shall at any time disclose or permit to be disclosed any such Confidential Information to any person, firm, corporation or entity,
(i) except as may reasonably be required in connection with the performance of this Agreement by the Parties or their respective Affiliates, as the case may be, and (ii) except to the Parties' lenders, financing sources, agents or representatives who are informed by the Parties of the confidential nature of the information and are bound to maintain its confidentiality, and (iii) in the course of due diligence in connection with the sale of all or a portion of either Party's business or the sale of either Party's ownership interests in Armkel, provided the disclosure is pursuant to a written nondisclosure agreement having terms comparable to Sections 5.1 and 5.2 hereof. The provisions of this
Section 5.1 shall survive the termination of this Agreement.

         5.2 Exceptions. The obligation not to disclose information under
             ----------
Section 5.1 shall not apply to information that, as of the Closing Date or thereafter, (i) is or becomes generally available to the public other than as a result of disclosure made by the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof, (ii) was or becomes readily available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis prior to its disclosure to such Party by the other Party, or (iii) becomes available to the Party desiring to treat such information as nonconfidential or any of its Affiliates or representatives thereof on a nonconfidential basis from a source other than its own files or personnel or the other Party or its Subsidiaries, provided, that such source is not known by the Party desiring to treat such information as nonconfidential to be bound by confidentiality agreements with the other party or its Affiliates or by legal, fiduciary constraints on disclosure of such information, or (iv) is required to be disclosed pursuant to a governmental order or decree or other legal requirement (including the requirements of the U.S. Securities and Exchange Commission and the listing rules of any applicable securities exchange), provided, that the Party required to disclosure such information shall give the other Party prompt notice thereof prior to such disclosure and, at the request of the other Party, shall cooperate in all reasonable respects in maintaining the confidentiality of such information, including obtaining a protective order or other similar order. Nothing in this Section 5.2 shall limit in any respect either Party's ability to disclose information in connection with the enforcement by such Party of its rights under this Agreement.

                                   ARTICLE VI

                                      TERM

         6.1 Duration. Subject to the terms of Article V and this Article VI,
             --------
this Agreement shall terminate upon the fifth anniversary of the date hereof; provided, that this Agreement shall be automatically renewed for successive one year periods unless either party gives notice of its intention not to renew (in whole or in part) at least six months prior to the expiration of the term.

         6.2 Early Termination by C&D. C&D may terminate this Agreement by (and
             ------------------------
effective upon) its delivery of written notice to Armkel specifying the basis for termination hereunder, under the following circumstances:

             (a) if Armkel shall breach this Agreement in any material respect; provided, that Armkel shall have the right to prevent termination based upon Armkel's material breach of this Agreement by curing such material breach within 60 days following receipt of C&D's termination notice;

             (b) the sale to a third party of the Kelso Member's or C&D's ownership interests in Armkel pursuant to Section 10.3 ("Sales by Kelso: Right of First Offer, Drag-Along Rights") or Section 10.2 ("Sales by C&D: Right of First Offer, Drag-Along Rights") of the LLC Agreement, in either case subject to
Section 2.7 hereof; or

             (c) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel.

         6.3      Early Termination by Armkel.  Armkel may terminate this
                  ---------------------------
Agreement by (and effective upon) its delivery of written notice to C&D specifying the basis for termination hereunder, under the following circumstances:

                  (a) the sale to a third party of C&D's or the Kelso Member's ownership interests in Armkel pursuant to Section 10.2 ("Sales by C&D: Right of First Offer, Drag-Along Rights") or Section 10.3 ("Sales of Kelso: Right of First Offer, Drag-Along Rights") of the LLC Agreement, in either case subject to
Section 2.7 hereof;

                  (b) upon the occurrence of a Change of Control of C&D;

                  (c) with respect to any particular Service or Services provided hereunder, if (1) such Service or Services have been significantly deficient as provided by C&D for a period of at least 180 days, compared to such Service or Services having been provided by an independent third party who performs services similar to the Services for a business of the size and type of Armkel, and such deficiency was within C&D's control, (2) the Chief Executive Officer of Armkel recommends to the Board of Directors of Armkel to terminate such Service or Services, (3) Armkel has provided written notice to C&D detailing such deficiency and (4) Armkel has provided C&D an opportunity to cure such deficiency for a period of at least 90 days following such written notice; or

                  (d) following the occurrence of a Bankruptcy Event with respect to C&D or Armkel.

         In the event any Service is terminated in accordance with paragraph (c) of this Section 6.3, this Agreement shall remain in effect with respect to all other Services unless otherwise terminated in full in accordance with the other terms of this Article VI.

         6.4 Suspension Due to Force Majeure. In the event the performance by
             -------------------------------
Armkel or C&D of its respective duties or obligations hereunder is interrupted or interfered with by reason of any cause beyond its reasonable control including, but not limited to, fire, storm, flood, earthquake, explosion, war, strike or labor disruption, rebellion, insurrection, quarantine, "act of God," boycott, embargo, shortage or unavailability of supplies or services, riot, or governmental law, regulation or edict (collectively, a "Force Majeure Event"),
                                                        -------------------
the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its nonperformance of its obligations hereunder to the extent due to such Force Majeure Event, but shall give prompt written notice to the other Party of the Force Majeure Event. If, as soon as, and to the extent that the Force Majeure Event no longer interrupts a Party's performance of its obligations hereunder, its interrupted obligations shall accrue from such point forward under the terms of this Agreement.

         6.5 Consequences of Termination. (a) Subject to the terms of Article V,
             ---------------------------
in the event this Agreement expires or is terminated in accordance with this
Article VI, then (i) C&D will promptly cease all performance of the Services, and shall cause its Affiliates to do so, (ii) each Party shall promptly return all Confidential Information received from the other Party or its Affiliates in connection with this Agreement (including the return of all information received with respect to the Services or products of Armkel or C&D, as the case may be), without retaining a copy thereof, (iii) each Party shall promptly honor all credits and make any accrued and unpaid payment to the other Party as required pursuant to the terms of this Agreement, and (iv) each Party shall continue to be subject to and responsible for its accrued but unperformed obligations and any liabilities in respect of its prior breach of this Agreement.

         (b) In addition to Armkel's access rights to the books and records maintained pursuant to Section 2.1(b) of this Agreement, if any Provider shall, in connection with the provision of any Service, maintain control over information or other property belonging to any Subject Party, such information or other property shall be turned over to Armkel upon termination of provision of the concerned Service.

                                   ARTICLE VII

                             LIMITATION ON LIABILITY

         7.1 Limitation on Liability. Neither Party nor any of its Affiliates
             -----------------------
will be liable to the other Party and its Affiliates for any claim or demand against such other Party and its Affiliates, and their respective officers, directors, partners, principals, employees, agents or representatives, arising under or relating to this Agreement (i) by any unaffiliated third party (except as provided in Article VIII hereof), or (ii) for any amounts representing loss of profit, loss of business or special, indirect, incidental, consequential or punitive damages of any nature whatsoever, including, without limitation, any damages arising out of or in connection with any loss of business or anticipatory profits, even if such Person has been advised of the possibility of such damages.

                                  ARTICLE VIII

                                 INDEMNIFICATION

         8.1 Subject Party Indemnification. Subject to Article VII, Subject
             -----------------------------
Party (for purposes of Section 8.3, an "Indemnifying Party") shall indemnify,
                                        ------------------
defend and hold harmless Provider and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Provider Indemnified Parties", and for purposes of Section
                    ----------------------------
8.3, each an "Indemnified Party"), from and against all liabilities,
              -----------------
out-of-pocket costs and expenses, including, without limitation, reasonable defense costs, settlement costs and attorneys' fees (collectively, "Losses"),
                                                                    ------
based upon (i) any claim, action, suit or proceeding by an unaffiliated third party arising out of or related to the provision of Services pursuant to this Agreement; provided, however, that the foregoing indemnification under clause
           --------
(i) shall not apply to the extent, and only to the extent, that such Losses are directly and proximately caused by the gross negligence or willful misconduct of Provider or its Affiliates or Provider's failure to comply in any material respect with the express terms of this Agreement or (ii) a Subject Party's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.1 are subject to the indemnification procedures set forth in Section 8.3.

         8.2 Provider Indemnification. Subject to Article VII, Provider (for
             ------------------------
purposes of Section 8.3, an "Indemnifying Party") shall indemnify, defend and
                             ------------------
hold harmless a Subject Party
and its Affiliates, and their respective officers, directors, partners, principals, employees, agents and representatives (collectively, the "Subject
                                                                      -------
Indemnified Parties", and for purposes of Section 8.3, each an "Indemnified
-------------------                                             -----------
Party") from and against any Losses based upon any claim by an unaffiliated
-----
third party arising out of or related to a Service provided by Provider or its Affiliates pursuant to this Agreement to the extent, and only to the extent, that such Losses are directly or proximately caused by (i) the gross negligence or willful misconduct of Provider or its Affiliates or (ii) the Provider's failure to comply in any material respect with the express terms of this Agreement. The indemnification obligations set forth in this Section 8.2 are subject to the indemnification procedures set forth in Section 8.3.

         8.3 Procedures for Indemnity Claims. Any claim which may form a basis
             -------------------------------
for indemnification hereunder (an "Indemnity Claim") by any Indemnified Party
                                   ---------------
shall be asserted and resolved as set forth in this Section 8.3. The Indemnified Party shall promptly, but in no event more than 15 Business Days following such Indemnified Party's receipt of, notice of, or actual knowledge of such claim, give written notice to the Indemnifying Party, which notice shall state in reasonable detail the nature and basis of the Indemnity Claim and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of any claim) and which notice, if applicable, shall also have attached to it copies of all relevant documents received by the Indemnified Party substantiating such Indemnity Claim (the "Claim Notice"). Failure of the Indemnified Party to give a Claim Notice as
 ------------
contemplated hereby shall not relieve the Indemnifying Party from liability for indemnification hereunder, except if and to the extent that the Indemnifying Party is actually prejudiced thereby. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, on an ongoing basis promptly after the Indemnified Party's receipt thereof, copies of all notices and documents received by the Indemnified Party relating to the Indemnity Claim, as the case may be. With respect to an indemnity claim other than an a third party claim that is resolved as provided in this Section 8.3, the Indemnifying Party shall promptly pay such Indemnity Claim within 20 Business Days from its receipt of the Claim Notice (the "Notice Period"), unless it notifies the Indemnified Party
                       -------------
in writing that the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Indemnity Claim. If the Indemnity Claim involves an amount in dispute with a third party (a "Third Party Claim"), the Indemnifying Party may advise the
                -----------------
Indemnified Party within 10 Business Days from its receipt of the Claim Notice that it will defend the Indemnified Party against such Third Party Claim. Except as hereinafter provided, in the event that the Indemnifying Party so notifies the Indemnified Party that it will defend the Indemnified Party against such Third Party Claim, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and shall have the sole power to direct and control such defense. All costs and expenses incurred by the Indemnifying Party in defending the Third Party Claim shall be paid by the Indemnifying Party. If an Indemnified Party desires to participate in any such defense it may do so at its sole cost and expense; provided, that the Indemnified Party and its counsel shall comply with all reasonable instructions from the Indemnifying Party. The Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnified Party, to the extent such judgment or settlement imposes a non-monetary obligation on the Indemnified Party or is not accompanied by a complete and unconditional release of the Indemnified Party in respect of such Third Party Claim; provided, that the consent of the
                                      --------
Indemnified Party shall not be unreasonably withheld, conditioned or delayed. If the Indemnifying Party elects not to defend the Indemnified Party against such Third Party Claim, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the Indemnified Party may conduct the defense and the reasonable costs and expenses pertaining to such defense shall be the liability of the Indemnifying Party. In any case, whether or not the Indemnifying Party elects to control the defense of a Third Party Claim, the Indemnified Party shall not consent to the entry of any judgment or enter into any settlement in respect of a Third Party Claim without the consent of the Indemnifying Party, and without such consent the Indemnifying Party shall not be obligated to indemnify the Indemnified Party hereunder in respect of the related Indemnification Claim; provided, that the consent of the Indemnifying Party shall not be unreasonably withheld, conditioned or delayed. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any Third Party Claim, the Indemnified Party will, as reasonably required, give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and permit them to consult with the employees and counsel of the Indemnified Party. Regardless of which Person assumes control of the defense of any claim, each Party shall cooperate and provide the other Party reasonable assistance in the defense thereof.

         8.4 Sole Remedy. The remedies set forth in this Agreement shall
             -----------
constitute the sole and exclusive remedy and shall be in lieu of any other remedies that may be available to any Provider Indemnified Parties or Subject Indemnified Parties under any agreement, pursuant to any statutory or common law, in equity or otherwise with respect to the subject matter of this Agreement. The Parties each hereby waive any provision of any applicable law to the extent that it would limit or restrict the agreements contained in this
Section 8.4.

         8.5 Insurance. Both the Provider and Subject Party shall use their
             ---------
commercially reasonable efforts to have the other Party listed as an additional insured on any policy of insurance that may cover any loss or other liability arising out of or relating to any of the Services. No Party shall be entitled to indemnification hereunder for any amounts recovered from insurance or for which it is entitled to recover from insurance.

                                   ARTICLE IX

                            MISCELLANEOUS AND GENERAL

         9.1 Modification or Amendment. Subject to the provisions of applicable
             -------------------------
law, the Parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of Armkel and C&D.

         9.2 Determinations by Armkel. For purposes of this Agreement,
             ------------------------
determinations to be made by Armkel hereunder shall be made solely as directed by the Kelso Member or, in the event of a sale to a third party of all of the Kelso Member's ownership interests in Armkel pursuant to Section 10.3 of the LLC Agreement, such third party transferee, in each case, acting in good faith on behalf of Armkel and its members.

         9.3 Counterparts. This Agreement may be executed in any number of
             ------------
counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.

         9.4  GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL.
              ---------------------------------------------

              (a) THIS AGREEMENT AND ANY DISPUTES, CLAIMS OR CONTROVERSIES ARISING FROM OR RELATING TO THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The Parties hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the County of New York, New York solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the Parties irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a New York State or Federal court. The Parties hereby consent to and grant any such court jurisdiction over the person of such Parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9.5 or in such other manner as may be permitted by law shall be valid and sufficient service thereof.

              (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY
WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.4.

         9.5  Notices. Any notice, request, instruction or other document to be
              -------
given hereunder by any party to the others shall be in writing and shall be deemed to have been delivered (i) on the date of service, if served personally,
(ii) upon confirmation of receipt, if transmitted by facsimile, electronic or digital transmission method, (iii) on the first business day after sent, if sent for next day delivery by recognized overnight delivery service and (iv) on the third day after it is sent, if sent by first class mail. In each case, notice shall have been sent to the Parties at the following addresses:

         if to Armkel:
         ------------

                  Armkel, LLC
                  c/o Kelso & Company
                  320 Park Avenue, 24th Floor
                  New York, New York  10022
                  Attention:  James J. Connors, II, Esq.
                  Facsimile:  (212) 223-2379

         (with copies to:

                  Lou Kling
                  Eileen T. Nugent
                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York  10036
                  Telephone:  (212) 735-3000
                  Facsimile:  (212) 735-2000)

         if to C&D
         ---------

                  Church & Dwight Co., Inc.
                  469 North Harrison
                  Princeton, New Jersey  08543
                  Attention:  Mark Bilawsky, Esq.
                  Facsimile:  (609) 497-7177

         (with copies to:

                  Ronald Beard, Esq.
                  Gibson, Dunn & Crutcher LLP
                  4 Park Plaza
                  Irvine, California  92614
                  Telephone:  (949) 451-4089
                  Facsimile:  (949) 475-4730

         and

                  Steven P. Buffone
                  Barbara L. Becker
                  Gibson, Dunn & Crutcher LLP
                  200 Park Avenue
                  New York, New York  10166
                  Telephone:  (212) 351-4000
                  Facsimile:  (212) 351-4035)

or to such other persons or addresses as may be designated in writing by the Party to receive such notice as provided above.

         9.6 Entire Agreement. This Agreement constitutes the entire agreement
             ----------------
and supersedes all other prior agreements, understandings, representations and warranties both written and oral, among the Parties with respect to the subject matter of this Agreement.

         9.7 Severability. It is the intention of the Parties that the
             ------------
provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. It is the intention of the Parties that if any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         9.8 Assignment. This Agreement and any rights and obligations hereunder
             ----------
shall not be assignable by either Party whether by operation of law or otherwise, without the prior written consent of the other Party, and any assignment made in contravention of this Section shall be null and void; provided, that a Party may assign any of its rights and obligations hereunder, in whole or in part, to an Affiliate of such Party without the consent of the other Party, provided such Affiliate agrees, in writing, to be bound by this Agreement, and any Affiliate of a Party may provide any Service due to be rendered by such Party to the other Party hereunder and any Party may cause any Service due to it by the other Party hereunder to be rendered to its Affiliate, if in either of such cases, such substitution does not change the nature of the Service in any way or otherwise have any material adverse impact on the other Party; provided further, that if a Party's Affiliate is performing a Service on behalf of such Party, such Party shall continue to be directly and primarily liable hereunder for the performance thereof.

         9.9 Arbitration. The Parties shall endeavor to settle all disputes by
             -----------
amicable negotiations. Except as otherwise provided herein, any claim, dispute, disagreement or controversy that arises among the Parties relating to this Agreement that is not amicably settled shall be resolved by arbitration. Any such arbitration shall be heard in The City of New York, New York, before a panel consisting of three (3) arbitrators, each of whom shall be impartial. Upon the written Request for Arbitration of either Party to commence arbitration hereunder, each Party shall choose one (1) arbitrator within fifteen (15) days of the date of such request. The arbitrators chosen by each Party shall then mutually choose one (1) additional arbitrator within fifteen (15) days after both arbitrators have been chosen by the Parties. Except as the Parties may otherwise agree, all arbitrators (if not selected by the Parties and arbitrators within a total of thirty (30) days of a written Request for Arbitration) shall be appointed pursuant to the commercial arbitration rules of the American Arbitration Association. In determining the appropriate background of the arbitrators, the appointing authority shall give due consideration to the issues to be resolved, but his or her decision as to the identity of the arbitrator(s) shall be final. An arbitration may be commenced by either Party by the service of a written Request for Arbitration upon the other. Such Request for Arbitration shall summarize the controversy or claim to be arbitrated. All attorneys' fees and costs of the arbitration shall in the first instance be borne by the respective Party incurring such costs and fees but the arbitrators shall have the discretion to award costs and/or attorney's fees as they deem appropriate under the circumstances. The Parties hereby expressly waive punitive damages, and under no circumstances shall an award contain any amount that in any way reflects punitive damages. Judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. It is intended that controversies or claims submitted to arbitration under this Section 9.9 shall remain confidential, and to that end it is agreed by the Parties that neither the facts disclosed in the arbitration, the issues arbitrated, nor the views or opinions of any Persons concerning them, shall be disclosed to third Persons at any time, except to the extent necessary to enforce an award or judgment or as required by law or in response to legal process or in connection with such arbitration. Any arbitration under this Section 9.9 shall be conducted pursuant to the commercial arbitration rules of the American Arbitration Association. All decisions by the panel of arbitrators shall be final, binding and nonappealable.

         9.10  No Third-Party Beneficiary Rights.  This Agreement is not
               ---------------------------------
intended to confer upon any Person other than the Parties any rights or remedies hereunder or in connection herewith.

         9.11  Headings/Construction. Section headings contained in this
               ---------------------
Agreement are for convenient reference only, and shall not in any way affect the meaning or interpretation of this Agreement. The language used in this Agreement will be deemed the language chosen by the Parties to express their mutual intent, and no rule of strict construction will be applied against any Person.

         IN WITNESS WHEREOF, the Parties hereby have caused this Agreement to be executed by their proper officers, duly authorized to do so, as of the date first written above.

                                      ARMKEL, LLC

                                      By: ____________________________________
                                          Name:
                                          Title:

                                      CHURCH & DWIGHT CO., INC.

                                      By: ____________________________________
                                          Name:
                                          Title:

                                   SCHEDULE A

                       MANAGEMENT SERVICES FEES AND COSTS

       (See Attached For Detailed Descriptions Of Services To Be Provided)


                  Service                                                Costs/1/
Executive and Senior Management Oversight                5% of EBITDA per year, paid quarterly/2/

Divisional SG&A
---------------
Sales                                                             $1,700,000/3/ per year
Marketing Services                                                  Contract Basis/4/
Advertising and Creative Services                                 $1,000,000/3/ per year
Operations (excluding Nair)                                       $1,700,000/3/ per year
Finance (including promotional payments)                            Contract Basis/4/

Corporate SG&A
--------------
Accounting                                                        $2,200,000/3/ per year
Management Information Services                                   $1,600,000/3/ per year
Legal and Regulatory                                              $3,500,000/3/ per year
Human Resources                                                   $1,000,000/3/ per year

Research & Development
----------------------
Carter Products                                                     Contract Basis/4/

Canadian operations
-------------------
Sales                                                             $1,600,000/3/ per year


NOTES:

1 All fees and costs are based on customary management and administrative activities similar to those in effect as of the date of this Agreement with respect to the Business and do not include any extraordinary items such as litigation settlement costs, extraordinary hiring practices or salaries or promotional activities that are significantly different from those in effect as of such date.

2 Quarterly fee, paid in arrears, equal to 5% of Armkel's EBITDA (as defined on Schedule A - "Description of Services to be Provided - Executive and Senior Management Oversight").

3  Subject to adjustment as provided under Article IV of this Agreement.

4 On a contract basis as requested by Armkel, based on time records, project charge or similar basis.

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE            Executive and Senior Management Oversight
PROVIDED:


DESCRIPTION:             C&D to provide executive and senior management
                         supervisory services, development of domestic and international general business strategy, oversight of all Services by designated management personnel, planning and oversight of the implementation of Services.


                         C&D's executive and senior management activities will be performed at the direction of Armkel's Board of Directors and under the supervision of Armkel's executive officers.


COST OF SERVICES/        Quarterly fee, paid in arrears, equal to 5% of Armkel's
  METHOD OF COST         EBITDA for the previous quarter, subject to adjustment
  ALLOCATION             upon the annual fiscal year audit. For purposes hereof,
                         "EBITDA" shall have the same meaning as "Consolidated
                         EBITDA" under the Armkel Senior Credit Facility.


C&D CONTACT              Zvi Eiref
PERSON:                  (609) 279-7666

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE            Sales
PROVIDED:

                         C&D will provide domestic selling services
DESCRIPTION:             comparable to those provided at CW historically, as set
                         forth generally below:


                         1. Direct selling to retail customers where applicable.
                         2. Supervision of broker organization and operations for non-direct sales.
                         3. Category management, customer development planning and trade marketing planning analysis.
                         4. Sales administration functions, such as pricing announcements, promotional bulletins; brand pricing and promotion execution.


COST OF SERVICES/        $1,700,000 per year
 METHOD OF COST
 ALLOCATION


C&D CONTACT              Dennis Moore
PERSON:                  (609) 683-7043

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED

SERVICE TO BE         Marketing Services
PROVIDED:


DESCRIPTION:          General: C&D will provide packaging, graphic development,
                      FSI development.


                      Marketing Research: C&D to acquire CW's internal marketing research department and/or hire new personnel. Includes set up and implementation of consumer research tests (either directly or indirectly through third party) and communication of results.


                      Consumer Promotion: C&D to hire CW internal people (2-3) who coordinate consumer promotion programs, including event planning, spring break promotions, concert series promotions, to work with creative services group (historically performed under CW sales).


                      Consumer Relations: C&D to provide consumer relations functions, including website maintenance.


                      (Armkel will provide its own brand managers.)


COST OF SERVICES/     Contract basis, as requested by Armkel, based on time
 METHOD OF COST       records, project charge or similar basis.
 ALLOCATION


C&D CONTACT           Henry Kornhauser
PERSON:               (609) 497-7110

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE          Advertising and Creative Services
PROVIDED:


DESCRIPTION:           C&D internal creative services group (i.e., the
                       advertising group) to provide full range of domestic creative services to replace CW outside agency engagements. C&D also may subcontract with an outside agency for certain advertising services; including strategy development, execution and production of TV, radio and print commercials, media planning, purchasing and post-analysis, and supervision of creative research.


COST OF SERVICES/      $1,000,000 per year (includes cost of hiring outside
  METHOD OF COST       advertising agency)
  ALLOCATION

C&D CONTACT            Henry Kornhauser
PERSON:                (609) 497-7110

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED

SERVICE TO BE         Operations
PROVIDED:


DESCRIPTION:          C&D to provide domestic operations services (except with
                      respect to the domestic Nair product line, which is separately covered under the Manufacturing and Distribution Agreement between C&D and Armkel), including the following:
                      1.  Customer service and order taking.
                      2.  Production planning and scheduling.
                      3.  Traffic transportation analysis.
                      4.  Inventory control.
                      5.  Engineering.
                      6.  Purchasing procurement.
                      7.  Contract manufacturing support.
                      8. Plant supervision/manufacturing management and oversight, including sourcing, to the extent not performed by head of operations.
                      9.  Environmental/safety.
                      10. Capital planning.


COST OF SERVICES/     $1,700,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT           Mark Conish
PERSON:               (609) 497-7134

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE          Finance
PROVIDED:


DESCRIPTION:           C&D to provide domestic promotional payments services
                       comparable to historical CW services.


                       (Armkel to hire own employees to perform the following services:
                       1.  Budgeting and forecasting.
                       2.  Financial analysis.
                       3.  Brand P&L closing activities.
                       4. Marketing bill payments, such as coding the payments by brand/ brand expense.)


COST OF SERVICES/      Contract basis, as requested by Armkel, based on time
  METHOD OF COST       records, project charge or similar basis.
  ALLOCATION


C&D CONTACT            John Burke
PERSON:                (609) 497-7196

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE          Accounting
PROVIDED:


DESCRIPTION:           All domestic accounting activities (except
                       for consolidation and reporting, which
                       will include international), except for
                       plant costs and inventory accounting,
                       which will be provided by Armkel plant
                       personnel. These accounting activities
                       include:


                       1.  Accounts payable functions for all Armkel operations.
                       2. Co-pack accounting (i.e., contract manufacturing for Carter's Little Pills and First Response and Answer test kits).
                       3.  Cash application to accounts receivable.
                       4. Credit and collection functions (excluding deductions/promotion payments).
                       5. Internal audit and treasury and risk management functions.
                       6.  General expense analysis and projections.
                       7.  External reporting (quarterly and annual).


                       All records and accounts for Armkel
                       products shall be separate from the
                       records and accounts for C&D's own
                       products. All products sold to customers
                       shall be billed and invoiced separately,
                       using Armkel invoices or stationery;
                       provided, in the event any purchaser will
                       --------
                       not accept separate invoices from C&D and Armkel with respect to any product category, the Parties agree that Armkel's products may be billed on C&D invoices or stationery provided that C&D maintains separate internal accounts with respect to such Armkel products.


COST OF SERVICES/      $2,200,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT            Gary Halker
PERSON:                (609) 279-7035

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED

SERVICE TO BE             Management Information Systems
PROVIDED:
                          All domestic MIS services, including:

DESCRIPTION:              1.  Order processing, production of sales reports.
                          2. Deployment and sourcing of inventory and warehouse management.
                          3.  Inventory control.
                          4.  Transportation planning.
                          5.  Billing, promotion maintenance and pricing.
                          6. Maintenance of accounts payable and accounts receivable and general ledger.
                          7.  Material requirements planning.
                          8.  Sales forecasting.
                          9. Network maintenance and planning, including desktop support.
                          10. Data and voice communications and support of plant MIS functions.


COST OF SERVICES/         $1,600,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT               Bob Carroll
PERSON:                   (609) 497-7107

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE           Legal and Regulatory
PROVIDED:


DESCRIPTION:            Full range of legal services, including:
                        1. Regulatory affairs, including compliance and advertising claims support and promotional claims support.
                        2.  Litigation, including oversight of outside counsel.
                        3.  Tax services, including planning and compliance.
                        4.  Payroll processing.
                        5.  Transactional services.
                        6.  Intellectual property management.
                        7.  Employee relations and benefit matters.
                        8.  SEC compliance matters.


                        In addition, international legal services will be provided on an as needed basis.


COST OF SERVICES/       $3,500,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT             Mark Bilawsky, Esq.
PERSON:                 (609) 683-7022

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED



SERVICE TO BE             Human Resources
PROVIDED:

DESCRIPTION:              Full HR corporate support, both domestic and
                          international, including:
                          1.  Employee relations support in all locations.
                          2. Organization development, including succession planning and executive development training.
                          3. Compensation, HR information systems, plan design and implementation of short and long term incentives.
                          4. Recruiting, agency arrangements and fees, relocation arrangements and expenses, etc. for corporate functions only (i.e., those located at C&D's corporate headquarters).
                          5.  Surveys of headcount, wages, work practices, etc.
                          for Colonial Heights and other domestic locations.
                          6. Employer relations, operations and labor relations, including expertise at plant sites, efficient work systems, self directed work teams, EEO issues coordination, discrimination issues coordination.
                          7.  Facilities management.
                          8.  Corporate benefits administration.

                          (Armkel will perform its own human
                          resources functions at each of its plants and facilities.)

COST OF SERVICES/         $1,000,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT               Steve Cugine
PERSON:                   (609) 497-7414

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE           Research and Development/ Carter Products
PROVIDED:

DESCRIPTION:            C&D to provide the following domestic supplementary
                        services at the request and subject to the direction of Armkel's R&D employees:
                        1.  Package design and engineering.
                        2.  Process development and engineering.
                        3.  Analytical services.
                        4. Corporate quality control and assurance (i.e., system design/auditing systems).
                        5.  Technology development.
                        6.  Manufacturing services (i.e., co-packer oversight).
                        7. Clinical research to achieve and sustain regulatory compliance.


                        (Armkel R&D employees' activities will consist of the following: (i.e., Armkel payroll, but may be located at C&D's corporate headquarters):
                        1.  Product and brand maintenance and support.
                        2.  Product development.
                        3.  New product development.)


COST OF SERVICES/       Contract basis, as requested by Armkel, based on time
  METHOD OF COST        records, project charge or similar basis.
  ALLOCATION

C&D CONTACT             Ray Bendure
PERSON:                 (609) 497-7127

                                   SCHEDULE A

                      DESCRIPTION OF SERVICE TO BE PROVIDED


SERVICE TO BE          Canadian - Sales
PROVIDED:

DESCRIPTION:           C&D will provide selling services and support for
                       Armkel's Canadian operations similar to those C&D will provide for Armkel's domestic operations (See "Sales" above.)


COST OF SERVICES/      $1,600,000 per year
  METHOD OF COST
  ALLOCATION

C&D CONTACT            Bob Crawford
PERSON:                (416) 444-5241